PROMISSORY NOTE



$3,161,258                                                         July 24, 2003


                  FOR VALUE RECEIVED, GlobalNet, Inc., a Nevada corporation (the "Maker"), promises to pay on demand to the order of THE TITAN CORPORATION, a Delaware corporation (the "Holder"), at 3033 Science Park Road, San Diego, California 92121, or at such other place as the Holder of this Note may from time to time designate, the principal amount of Three Million One Hundred Sixty One Thousand Two Hundred Fifty Eight Dollars ($3,161,258) (the "Principal Amount"), together with interest on the unpaid principal amount from the date hereof until paid in full at a rate per annum (computed on the basis of a 360 day year and applied to the actual number of days elapsed in each interest calculation period) equal to six percent (6%) (the "Interest Amount"), said Interest Amount to be due and payable on demand by the Holder.

                  1. All payments hereunder shall be made in lawful money of the United States of America by wire transfer of immediately available funds to an account designated by the Holder.

                  2. The Principal Amount and the Interest Amount may be prepaid in whole (or in part) at any time without premium or penalty. The prepayment shall be applied first to the payment of the Interest Amount and other amounts accrued hereunder on the date of the prepayment (other than the Principal Amount), and the balance of such prepayment shall be applied to the Principal Amount.

                  3. The Maker hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of the Maker. The pleading of any statute of limitations as a defense to any demand against the Maker is expressly waived.

                  4. No single or partial exercise by the Holder of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

                  5. If any part of any provision of this Note shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Note.

                  6. Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective successors and assigns; provided, however, that the Maker shall not assign this Note without the prior written consent of the Holder.

                  7. This Note shall be governed by and construed under and in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

                  8. Notwithstanding anything in this Note to the contrary, this
Note is subject to the Stand-Still and Subordination Agreement set forth in
Section 3 of that certain Assignment and Assumption Agreement dated as of July __, 2003 between Holder and Growth Enterprise Fund, S.A., a Panamanian corporation.


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                  IN WITNESS WHEREOF, the undersigned has duly executed this
PROMISSORY NOTE, or has caused this PROMISSORY NOTE to be duly executed on its behalf, as of the day and year first hereinabove set forth.

                                                         GLOBALNET, INC.



                                                       By:
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                                                     Name:
                                                          ---------------------
                                                    Title:
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